U.S. Software License Agreement

      This U.S. Software License Agreement (the "Agreement") is made and entered into by and between MicroStrategy Incorporated, a Delaware corporation having its principal place of business at 8000 Towers Crescent Drive, Vienna, VA 22182 ("MSTR"), and Strategy.com Incorporated, a Delaware corporation having its principal place of business at 1861 International drive, Vienna, Virginia 22182 ("SDC"), (each one individually a "Party" and, collectively, the "Parties"). The effective date of this Agreement shall be the date last signed below (the "Effective Date").

                                  WITNESSETH

     WHEREAS, MicroStrategy Incorporated and certain of its subsidiaries desire to realign their worldwide corporate structure in accordance with their separate lines of business, the "Strategy.com Business" and the "MicroStrategy Business"; and

     WHEREAS, the entities now enter into various agreements and make certain mutual promises as described in the "Agreement and Plan of Reorganization" by and among MicroStrategy Incorporated, MicroStrategy International Limited, MicroStrategy International II Limited, Strategy.com Incorporated, and Strategy.com International Limited dated October 17, 2000 to effectuate this realignment and reorganization; and

     WHEREAS, MSTR has developed the suite of software known as the MicroStrategy platform (as further defined below) and other technology related to a personalized information network. SDC desires to acquire rights in the MicroStrategy platform; and

     WHEREAS, SDC is currently using the MicroStrategy platform in certain existing projects which the Parties agree SDC should be permitted to continue.

     NOW, THEREFORE, in consideration of the premises set forth above and the covenants set forth below, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  AGREEMENT

1.    Definitions

As used in this Agreement, capitalized terms will have the meanings set forth below.

     1.1 "Affiliate" means a company that provides Services to its customers via an affiliation with SDC and that has signed an affiliation agreement with SDC.

     1.2 "MicroStrategy Platform" means all existing and future MicroStrategy products that are made generally available including, without limitation, the MicroStrategy E-Business platforms known as MicroStrategy 6.0 and MicroStrategy
7.0 (or any derivative works thereof), MicroStrategy Intelligence Server, MicroStrategy Web Server, MicroStrategy Broadcast Server, MicroStrategy Architect, MicroStrategy Administrator, MicroStrategy Agent, MicroStrategy

Web, MicroStrategy InfoCenter, MicroStrategy Transactor, MicroStrategy Broadcaster, MicroStrategy Telecaster, the MicroStrategy Software Development Kit (SDK) and the MicroStrategy eCRM 6 application. The MSTR Products shall include, at no charge to SDC, all upgrades and bug fixes as are made generally available through MicroStrategy technical support.

     1.3 "Intellectual Property (IP) Rights" means all patents, copyrights, trade names, trademarks, trade secrets, or any other intellectual property rights, whether registered or unregistered essential to undertake the activities licensed hereunder.

     1.4 "Services" means syndicated information services covering a broad range of content distributed to end users through a network of affiliates, as well as offering targeted advertising and e-commerce offers to consumers through a network of affiliates or through a specific affiliate and offering reporting on subscriber information. Services may also mean the provision of customized services to a specific affiliate using any combination of syndicated data and/or data provided by the affilate and the information is sent by SDC directly to consumers on behalf of the affiliate. Services specifically exclude the ability of SDC to host applications (e.g., eCRM applications and business intelligence applications) that analyze customer data that is unrelated to Subscription Data and that would essentially compete with MicroStrategy's products and offerings. Subscription Data is any information about a subscriber that is collected as a part of delivering the Services.

     1.5 "Software" means those certain software modules that make up the MSTR Platform, and any related technical documentation.

     1.6 "Subsidiary" means a corporation or other legal entity: (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding publicly traded shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or the other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

      1.7   "Territory" shall mean the United States.

2.    License Grants

     2.1 Object Code License. Subject to the terms and conditions of this Agreement, MSTR hereby grants to SDC a nonexclusive, nontransferable, royalty-free license, without right of sublicense except as set forth in Section
2.3 below, to make, use, and provide access to the Software (in machine-executable object code form only) only for use within SDC's normal business operations to support and operate the Services and for SDC's internal business intelligence needs.

     2.2 Source Code License. MSTR hereby grants to SDC a nonexclusive, nontransferable, perpetual, and royalty-free license, without right of sublicense, to use the Software in source code form to develop and maintain derivative works of the Software only for use within SDC's normal business operations to support and operate the Services in the Territory. MSTR further grants to SDC a nonexclusive, nontransferable, perpetual, worldwide and royalty-free license, without right of sublicense to use and provide access to the derivative works of the Software to support and operate the Services in the Territory. Nothing in this Agreement shall give SDC any right to make the source code of the MSTR platform available to any third party.

     2.3 License Restrictions. SDC shall not authorize others to reverse compile, reverse engineer or otherwise disassemble the Software or derivative works of the Software. SDC agrees to take no actions inconsistent with or exceeding the scope of the license grant set forth in Sections 2.1 and 2.2. Specifically, SDC shall not permit any third party access to the Source Code of the Software. Except for the rights expressly granted in this Agreement, all rights to the Software and any Intellectual Property Rights therein are reserved by MSTR. When SDC makes the Software available to a third party as part of the Services, SDC must do so solely through a written sublicense agreement, either in a written form or a "click-wrap" form ("End User License Agreement"), which shall be in the form provided by MicroStrategy or in a form prepared by SDC so long as such End User License Agreement includes, at a minimum, contractual provisions at least as restrictive as the following, which:

            (a)   Disclaim  MicroStrategy's  liability  for  damages,  whether direct or indirect, incidental or consequential, arising from the use of the Software.
            (b)   Require end users to use a  commercially  reasonable  degree of care to protect the Confidential Information of MicroStrategy and prohibit End Users from, directly or indirectly, (1) using any Confidential Information of MicroStrategy to create any computer software program or user documentation which is substantially similar to any Software, or (2) using or disclosing Confidential Information of MicroStrategy.
            (c)   The   End   User   License   Agreement   shall   not   cause
MicroStrategy to be liable for any taxes or duties, however designated or levied (including but not limited to sales, use and personal property).
            (d)   Notwithstanding  any provisions to the contrary contained in this Agreement and for the avoidance of doubt, SDC shall have the right to use and/or sublicense the Software solely for the purpose of licensing or offering the Services as defined in the U.S. Software Licensing agreement to a third party that relicenses the Services for example an OEM relationship.

MicroStrategy reserves the right to amend the minimum required contractual provisions set forth in this Section upon ninety (90) days' advance written notice, provided such amended provisions shall apply only to End User License Agreements executed by SDC subsequent to the expiration of the ninety
(90)-day notice period.

     2.4 Assignment and Transfer. SDC may not assign this Agreement or transfer Software to an Affiliate without prior written consent of MicroStrategy.

      2.5   Audit.

            (a) Certification. At MicroStrategy's written request, not more frequently than once per year, SDC shall furnish MicroStrategy with a signed certification verifying that the Software is being used pursuant to the provisions of this Agreement.

            (b) Audit. MicroStrategy may, at its expense, audit SDC's use of the Products. Any such audit shall be conducted during regular business hours at SDC's facilities and shall not unreasonably interfere with SDC's business activities.


3.    Ownership.

     3.1 Ownership. As between SDC and MSTR, SDC acknowledges that MSTR owns all right, title and interest in the MSTR Platform, and to the Software and derivative works created pursuant to Section 2.2.

     3.2 Proprietary Rights Notices. SDC shall not alter, obscure or remove any copyright notices or any other proprietary rights notices incorporated in the Software delivered to SDC.


4.    Confidentiality

      The parties agree to treat all confidential information exchanged by the parties as confidential as set forth in the U.S. Mutual Non-Disclosure Agreement in effect between the parties and incorporated in this Agreement by reference.


5.    Warranty

     5.1. Limited Exclusivity. MSTR warrants that for a period of three years from the execution of this Agreement it will not both grant a software license and provide MSTR consulting services pursuant to which MSTR builds an application for a customer that would allow the non-MSTR controlled entity to compete directly with Strategy.com as a provider of syndicated information services to a network of affiliates. MSTR further warrants that for a period of three years from the execution of this Agreement, it will not create a syndicated information service for distribution through a network of affiliates that competes directly with the Services.

     5.2. Rights Ownership. MSTR warrants that it owns, free and clear of all liens or encumbrances, or has valid licenses in the Software and that it has full legal right to grant to SDC the licenses contained herein.

     5.3. Disclaimer of Warranties. MSTR offers no warranties other than those specifically set in this Section and to the extent permitted by law specifically disclaim all others, including merchantability and fitness for a particular purpose.

     5.4. No Additional Warranties. SDC shall make no warranties on behalf of MSTR and agrees to indemnify and hold MSTR harmless from any claims based on warranties given in violation of this Agreement.

6.  Indemnification

      6.1 Indemnification of SDC. MSTR shall defend and indemnify SDC, against and hold SDC harmless from any and all claims that the MicroStrategy Platform infringes a United States patent or copyright of a third party provided that SDC: (i) promptly notifies MSTR in writing of any such claim;
(ii)  allows  MSTR  to have  sole  control  of the  defense  and  all  related settlement negotiations; and (iii) provides MSTR with the information, authority and assistance necessary to perform MSTR's obligations under this Section. In the event the MicroStrategy Platform is held or believed to infringe, MSTR may, at its sole option: (i) obtain for SDC a license to continue using the MicroStrategy Platform product, (ii) replace or modify the MicroStrategy Platform product so that it becomes noninfringing while retaining  substantially  similar  functionality;  or (iii) if neither (i) nor
(ii) can be reasonably effected by MSTR, credit to SDC the prices paid for the MicroStrategy Platform product during the twelve (12) months prior to the credit, provided that such MicroStrategy Platform product are returned to MSTR in an undamaged condition and all licenses to such MicroStrategy Platform product are terminated.

      6.2 Excluded Claims. Notwithstanding Section 6.1 above, MSTR shall not be liable to SDC for any claim arising from or based upon the combination, operation or use of any MicroStrategy Platform product with equipment, data or programming not supplied by MSTR (including the SDC software and services) or for other than an intended purpose as set forth in the User Documentation, or arising from any alteration or modification of the MicroStrategy Platform product, if the claim would not have arisen without such alteration or modification.

      6.3 Indemnification of MSTR. SDC shall defend and indemnify MSTR (including paying all reasonable attorneys' fees and costs of litigation) against and hold MSTR harmless from any and all claims by any other party resulting from SDC's negligent or tortious acts, omissions or misrepresentations relating to the marketing, sublicensing, distribution, demonstration, evaluation or use of the MicroStrategy Platform products, regardless of the form of action provided that MSTR: (i) promptly notifies SDC in writing of any such claim; (ii) allows SDC to have sole control of the defense and all related settlement negotiations; and (iii) provides SDC with the information, authority and assistance necessary to perform SDC's obligations under this Section.

7.    Limitation of Liability

      EXCEPT FOR BREACHES OF SECTIONS 2 AND 4 HEREOF, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOST PROFITS, LOST SAVINGS, LOSS OF COMPUTER TIME, DESTRUCTION OR DAMAGE OF RECORDS, WHETHER SUCH CLAIM IS IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

The provisions of this Agreement allocate the risks between MicroStrategy and SDC. MicroStrategy's pricing reflects this allocation of risk and the limitation of liability specified in this Agreement.

8.    Termination

     8.1 Termination. The Agreement will terminate at the option of the non-breaching Party upon thirty (30) days written notice if the other Party breaches or defaults on any material obligation under this Agreement and fails to cure such breach or default during such 30-day period.

     8.2 Obligation Upon Termination. Upon termination of this Agreement, each Party shall promptly return to the other all Confidential Information of the other Party then in its possession.

     8.3 Survival. Sections 4, 5, 6, 8.3, and 9 shall survive any termination, expiration or cancellation of this Agreement.


9.    Dispute Resolution

      9.1   General Provisions.

            (a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a panel of three arbitrators selected by the parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act. The ruling of any such panel shall be binding.

            (b) Any award made (i) shall be an award affording such remedy as is deemed equitable, just and within the scope of this Agreement; (ii) shall be with findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

            (c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is now empowered to act or make any award other than based solely on the rights and obligations of the parties prior to any such termination.

            (d) The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement.

            (e) This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Virginia exclusive of its conflict of laws provisions and the place of mediation and arbitration shall be Fairfax County.

            (f) Each party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

     9.2 Relationship Between Parties. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agency, or employment relationship between the Parties, and neither Party will have the right to bind the other or incur any obligation on the other's behalf without the other's prior written consent.

      9.3 Waiver. The failure of either Party to exercise any right granted herein or to require any performance of any term of this Agreement or the waiver by either Party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of the term or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

     9.4 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any such section nor in any way affect this Agreement.

     9.5 Assignment. Neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing to the contrary, either party may assign any of its rights or obligations hereunder to any one or more of its Subsidiaries. Each party acknowledges that it shall continue to be obligated if and to the extent that a permitted assignee under this paragraph fails to perform the obligations that such party has assigned. Any attempted assignment in violation of this paragraph without consent shall be null and void

     9.6 Export Control. The Parties acknowledge that the distribution of the Software, any derivative works thereof, and any technical data related thereto, is subject to the export control laws of the United States of America, including the U.S. Bureau of Export Administration regulations, as amended, and each hereby agrees to obey any and all such laws. The Parties agree not to take any actions that would cause either Party to violate the U.S. Foreign Corrupt Practices Act of 1977, as amended.

      9.7 U.S. Government Restricted Rights. Products acquired with United States Federal Government funds or intended for use within or for any United States federal agency are provided with "LIMITED RIGHTS" and "RESTRICTED RIGHTS" as defined in DFARS 252.227-7013 and/or FAR 52.227-19.

     9.8 Entire Agreement. This Agreement and the exhibits attached hereto constitute the complete, final and exclusive understanding of the Parties regarding the subject matter hereof and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter thereof.

      In Witness whereof, the parties hereto have executed this Agreement as of the Effective Date.

MicroStrategy Incorporated                Strategy.com Incorporated
Signed: /s/Eric F. Brown                  Signed: /s/Eric F. Brown
Name:   Eric F. Brown                     Name:   Eric F. Brown
Title:  CFO                               Title:  CFO
Dated:  10/17/2000                        Dated:  10/17/2000